Exhibit 10.2

LIMITED CONSENT AND AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This LIMITED CONSENT AND AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 2nd day of February, 2021, by and among MOHAWK GROUP HOLDINGS, INC., a Delaware corporation (“Parent”), MOHAWK GROUP, INC., a Delaware corporation (“Mohawk”), each of Mohawk’s direct and indirect subsidiaries set forth on the signature pages hereto (each being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as agent (in such capacity and together with its permitted successors and assigns, the “Agent”), and the Lenders party hereto constituting the Required Lenders.

RECITALS

A. Agent, Lenders and Borrowers are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 23, 2018 (as amended, modified, supplemented and restated from time to time prior to the date hereof, the “Existing Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to the Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B. Borrowers plan to enter into that certain Asset Purchase Agreement, dated as of February 2, 2021 and attached hereto as Exhibit A (the “Healing Solutions Acquisition Agreement”), by and among Parent, Truweo, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, Healing Solutions, LLC, a Delaware limited liability company (“Seller”), Jason R. Hope, as founder, and Super Transcontinental Holdings LLC, a Delaware limited liability company, as sole voting member (the “Healing Solutions Acquisition”).

C. Pursuant to Section 5.7 of the Existing Credit Agreement, the Borrowers are not permitted to acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments.

D. Borrowers have requested, and Agent and Lenders constituting at least the Required Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to, among other things, (i) consent to the Borrowers entering into the Healing Solutions Acquisition Agreement and the consummation of the Healing Solutions Acquisition, (ii) permit the Borrowers to incur additional High Trail Obligations, and (iii) amend certain terms of the Existing Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2. Limited Consent. At the request of and as an accommodation to the Borrowers, subject to the satisfaction of the conditions, including, without limitation, the conditions set forth in Section 6, and in accordance with the terms set forth in this Agreement, Agent and each Required Lender hereby consents to Parent and Truweo, LLC entering into the Healing Solutions Acquisition Agreement and the consummation of the Healing Solutions Acquisition in accordance with the terms of the Healing Solutions Acquisition Agreement. The consents set forth in this Section 2 are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (2) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (3) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents, (4) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (5) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Existing Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement in their respective alphabetic order:

“Healing Solutions Acquisition Agreement” has the meaning provided in the Tenth Amendment.

“High Trail 2020 Notes” means those certain Senior Secured Notes due 2022 issued by Borrowers pursuant to the High Trail Note 2020 Purchase Agreement, as amended by that certain Amendment to Senior Secured Convertible Note Due 2022, dated on or about the Tenth Amendment Effective Date.

“High Trail 2021 Notes” means those certain Senior Secured Notes due 2022, issued by the Borrower pursuant to High Trail Note 2021 Purchase Agreement, on or about the Tenth Amendment Effective Date, in an aggregate amount not to exceed $16,500,000.

“High Trail Note 2020 Purchase Agreement” means that certain Securities Purchase Agreement, dated as of November 30, 2020, by and among Parent and the buyers from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance therewith, with the Intercreditor Agreement and the terms of this Agreement or refinanced or replaced in accordance with the Intercreditor Agreement and the terms of this Agreement.

“High Trail Note 2021 Purchase Agreement” means that certain Securities Purchase Agreement, dated on or about the Tenth Amendment Effective Date, by and among Parent and the buyers from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance therewith, with the Intercreditor Agreement and the terms of this Agreement or refinanced or replaced in accordance with the Intercreditor Agreement and the terms of this Agreement.

“Tenth Amendment” means that certain Limited Consent and Amendment No. 10 to Amended and Restated Credit and Security Agreement, dated as of February 2, 2021, among Borrowers, Agent and Lenders party thereto.

“Tenth Amendment Effective Date” means the first date on which all of the conditions set forth in Section 6 of the Tenth Amendment are satisfied.

(b) The definition of “High Trail Notes” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“High Trail Notes” means (a) the High Trail Note 2020 Notes, and (b) the High Trail 2021 Notes.

(c) The definition of “High Trail Note Documents” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“High Trail Note Documents” means the High Trail Note 2020 Purchase Agreement, the High Trail Note 2021 Purchase Agreement, the High Trail Notes, the other “Transaction Documents” (or the equivalent thereof) as defined in the High Trail Note 2020 Purchase Agreement and the other “Transaction Documents” (or the equivalent thereof) as defined in the High Trail Note 2021 Purchase Agreement, all as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time in accordance therewith and with the Intercreditor Agreement and the terms of this Agreement.

(d) The definition of “High Trail Note Purchase Agreement” appearing in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety.

(e) The definition of “Permitted Contingent Obligations” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by:

(i) deleting the “and” at the end of clause (j) thereof;

(ii) adding the following new clause (k) in appropriate alphabetical order therein; and

“(k) Contingent Obligations of the Credit Parties in respect of the earnout obligations owed by the Borrowers pursuant to Section 2.9 of the Healing Solutions Acquisition Agreement; and”

(iii) renumbering the existing clause (k) as clause (l) and deleting the reference therein to “(g)” and replacing it with “(k)”.

(f) Clause (j) of the definition of “Permitted Debt” appearing in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting “$43,000,000” in the second line thereof in its entirety and replacing it with “$59,500,000”.

4. Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement.    Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Costs and Fees.

(a) In consideration of Agent and Lenders’ agreement to enter into this Agreement, Borrowers shall pay, or cause to be paid, to Agent, for the benefit of all Revolving Lenders committed to make Revolving Loans on the Tenth Amendment Effective Date, in accordance with their respective Pro Rata Shares, a fee (the “Amendment Fee”) in an amount equal to $75,000, which fee is due and payable and non-refundable as of the Tenth Amendment Effective Date and, once paid, is non-refundable. If the Amendment Fee is not paid when due, Borrowers hereby authorize Agent to deduct the unpaid amount of the Amendment Fee from the proceeds of one or more Revolving Loans made under the Credit Agreement.

(b) Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

6. Conditions to Effectiveness. This Agreement shall become effective as of the date on which Agent has received each agreement, document and instrument set forth in this section, each in form and substance satisfactory to Agent, including the satisfaction of the following conditions precedent, each to the satisfaction of Agent in its sole discretion:

(a) Borrowers shall have delivered to Agent this Agreement, duly executed by an authorized officer (or authorized signatory) of each Borrower;

(b) Agent shall have received an amendment to the Intercreditor Agreement, duly executed by High Trail Agent, Agent and Borrowers;

(c) Agent shall have received a fully executed copy of the Healing Solutions Acquisition Agreement and all other material agreements, documents or instruments pursuant to which the Healing Solutions Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(d) Substantially concurrently with the effectiveness of this Agreement, the Healing Solutions Acquisition has been consummated (i) in all material respects in accordance with the terms of the Healing Solutions Acquisition Agreement and (ii) in accordance with applicable Law (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e) all of the representations and warranties of Borrowers set forth herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(f) no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(g) executed copies of the High Trail Note 2021 Purchase Agreement, the High Trail 2021 Notes and all consents and amendments required under the terms of the High Trail Note Documents in connection with the Healing Solutions Acquisition and the issuance of the High Trail 2021 Notes, in each case, in form and substance reasonably satisfactory to Agent;

(h) Agent shall have received payment in full of the Amendment Fee in accordance with Section 5 of this Agreement; and

(i) Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request, including, without limitation, any agreements, instruments and other documents necessary to ensure that Agent receives a perfected Lien in all of to the extent required by the Credit Agreement.

7. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

8. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing

Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9. Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (other than to such Borrower’s current and prospective direct and indirect financing sources, acquirors and holders of Debt of Credit Parties and the Credit Parties’ direct and indirect equityholders, and its and their respective attorneys, advisors, directors, managers and officers on a need-to-know basis, as otherwise may be required by law or in connection with the resolution of a dispute brought hereunder involving a Credit Party and any of Agent, any Lender, any Participant or in connection with any public or regulatory filing requirement relating to the Financing Documents) without Agent’s prior written consent. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower, any Lender or the Agent.

10. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., ..pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f) Entire Agreement. The Credit Agreement, as amended hereby, and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem___________(SEAL)

Name:	Maurice Amsellem
Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem___________ (SEAL)

Name:	Maurice Amsellem
Title:	Authorized Signatory

[Signatures Continue on Following Page]

BORROWERS:

MOHAWK GROUP HOLDINGS, INC.

MOHAWK GROUP, INC.

XTAVA LLC

SUNLABZ LLC

RIF6 LLC

VREMI LLC

HOMELABS LLC

VIDAZEN LLC

URBAN SOURCE LLC

ZEPHYRBEAUTY LLC

DISCOCART LLC

VUETI LLC

PUNCHED LLC

SWEETHOMEDEALZ LLC

KITCHENVOX LLC

HOLONIX LLC

KINETIC WAVE LLC

3GIRLSFROMNY LLC

CHICALLEY LLC

BOXWHALE, LLC

By:	/s/ Fabrice Hamaide	(SEAL)

Name:	Fabrice Hamaide
Title:	Chief Financial Officer

AUSSIE HEALTH CO, LLC

By:	/s/ Fabrice Hamaide	(SEAL)

Name:	Fabrice Hamaide
Title:	Chief Financial Officer